UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	ECOtality, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 28, 2012 (the “Annual Meeting”).

(b)	At the Annual Meeting, the stockholders of the Company:

	(1) Elected the seven nominated directors to the Company’s Board of Directors, each to hold office until the 2013 Annual Meeting of Stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

		Votes For	Votes Withheld	Broker Non-Votes
	H. Ravi Brar	8,426,618	103,706	7,773,889
	Dave Kuzma	8,444,026	86,298	7,773,889
	Daryl Magana	8,447,251	83,073	7,773,889
	Enrique Santacana	8,448,075	82,249	7,773,889
	Andrew Tang	8,446,758	83,566	7,773,889
	E. Slade Mead	8,443,479	86,845	7,773,889
	Kevin Cameron	8,445,032	85,292	7,773,889

	(2) Ratified the selection of McGladrey, LLP to serve as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2012, with voting results as follows:

		Votes For	Votes Against	Abstentions	Broker Non-Votes
		14,718,387	158,191	1,427,635	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

Date:	December 4, 2012
		By:	/s/ H. Ravi Brar
H. Ravi Brar
President and CEO

		By:	/s/ Susie Herrmann
Susie Herrmann
Chief Financial Officer